Contacts:	Jonathan Korzen
Andrew Kaplan	Director of Public Relations
Chief Financial Officer	(973) 837-2718
(973) 837-2734	jkorzen@audible.com
akaplan@audible.com

AUDIBLE, INC. ANNOUNCES POSITIVE FREE CASH
FLOW* IN Q4 2003 ON STRONG CONSUMER
CONTENT REVENUE GROWTH

Company Also Announces Conversion of All
Preferred Stock to Common Stock

Wayne, NJ, February 10, 2003— Audible, Inc. (OTC BB: ADBL), the leading provider of digitally delivered spoken word audio, today announced financial results for the quarter and year ended December 31, 2003.

Fourth quarter financial and growth highlights include:

•	First quarterly net cash provided by operating activities: $592,000.
•	First quarterly generation of free cash flow*: $548,000.
•	First quarter of net income before accrued dividends on preferred stock.
•	Consumer content revenue of $5.6 million, up 60% over the fourth quarter of 2002 and 17% over the third quarter of 2003.
•	Total 2003 consumer content revenue of $18.5 million, up 69% over 2002.
•	31,000 new customers added in the fourth quarter, bringing total customer count to 311,000.
•
Cash and cash equivalents at December 31, 2003 of $9.1 million increased by $2.2 million during the quarter due to free cash flow* of $548,000 and proceeds from the exercise of warrants and options of $1.6 million.

•	The automatic conversion of the Series C convertible preferred stock to common stock in December.

"Our growth rate for the fourth quarter of 2003 and the milestone achievement of positive free cash flow ahead of our expectations testify to the fundamental power of Audible’s business model," said Donald Katz, Chairman and CEO, Audible. "While the Audible service has consistently achieved substantial growth by offering consumers a better way to be informed and entertained, 2003 was clearly a period of turnaround in terms of the perception of Audible’s prospects, and for the digital media category in general. These are still early days for the coming transition of a significant portion of the $600 billion information and entertainment economy to digital distribution. We are extremely proud of Audible’s progress and equally determined as we move forward."

2

Audible also announced that Apax Partners and Random House, Inc., the holders of the company's Series A and Series B Convertible Preferred Stock, have converted their shares into common stock. This conversion means that Audible no longer has preferred stock outstanding and will no longer be subject to the related dividend requirements, liquidation preferences, or other preferential rights that attended those securities. As an inducement to early conversion of the Series A Preferred, which carried a 12% coupon through August 2007, the company has negotiated a grant to Apax Partners of 2.3 million common shares over dividend shares currently due and warrants to purchase one million shares at $7 per share. The company believes these transactions are of substantial benefit to common shareholders as they significantly curtail future dilution and the requirement of cash dividends to preferred holders. The company also believes that after dividend charges in the fourth quarter of 2003 and dividend and inducement charges in the first quarter of 2004 related to the conversion, the financial reporting clarity afforded by the conversion will also be of value to our shareholders. The conversion will be discussed in full by management during today's conference call.

"In light of the dramatic improvement in Audible’s performance and increasingly positive environmental factors for the digital media category, we agreed to give up dividends and other rights and preferences by converting these shares to common stock and warrants priced at $7 per share," noted Oren Zeev, a partner with Apax Partners and member of the Audible board of directors. "The conversion of the Series A Preferred to common stock and $7 per share warrants will benefit all shareholders by reducing future dilution, increasing the transparency of ownership and financial reporting going forward, and is a testament to Apax’s optimism about Audible’s future."

During today’s conference call, management also plans to discuss today’s announcement that the Creative Labs flagship MP3 player product lines, the Creative NOMAD MuVo and Creative NOMAD Jukebox Zen, will soon ship as AudibleReady® devices. The NOMAD and MuVo products will become fully compatible with the Audible.com content and the Audible audio service. The companies have agreed to integrated co-marketing plans that include in-box brochures, the inclusion of Audible software during device installation, and cooperative retail programs.

3

Other recent highlights include:

•
Audible’s announcement today that Apple Macintosh users who own PalmOne Treo 600 Smartphones, Zire and Tungsten handhelds, or Sony Clié handhelds, can now shop for, download, and transfer Audible audio onto their handhelds.

•	More than 20,000 hours of spoken word audio from Audible successfully integrated and offered for sale at Apple’s industry-leading iTunes Music Store.
•	Device compatibility and marketing initiatives launched for the Sony Clié.
•	Device compatibility and marketing initiatives launched for the Treo 600 Smartphone from PalmOne.
•
Successful merchandising of Audible’s audio service with retail partners such as Crutchfield, J&R Computer World, MobilePlanet, and Tweeter – including the sale of twelve-month AudibleListener membership to one of every five iPod purchasers at J&R during December.

•
AudibleReady functionality and compatibility extended to digital audio device manufacturers using PortalPlayer’s new Personal Media Player Platform, helping establish Audible as an accepted industry standard.

•	The release of the AudiblePlayer 4.0 upgrade for PocketPCs.
•	A redesigned Audible.com gift center, generating 50% rise in gift sales during Q4 2002.
•	Content distribution partnership initiatives with Penguin, HarperCollins, National Lampoon, Madonna, Hyperion, Soundview Executive Summaries, Zondervan, Oasis, Listening Library, and National Lampoon.
•	The launch of initiatives with leading Korean online bookseller Yes 24 and with Die Zeit, Verlagsgruppe Georg Von Holtzbrinck’s leading weekly newspaper.
•
Feature coverage and positive reviews of the Audible service in The New York Times, International Herald Tribune, Denver Post, The Guardian (UK),  Men’s Journal, Self Magazine, Latina Magazine, Time Out New York, Entertainment Weekly, and many other publications.

Senior management will host an investor teleconference at 5:00 p.m. EST on Tuesday, February 10, to discuss these results as well as related financial and operational developments. Details for the teleconference and webcast are provided below.

A live webcast of the financial results conference call is available on Tuesday, February 10th at 5:00 p.m. EST (2:00 p.m. PST). Please visit www.audible.com/ir for online access to the call. To participate in the call the dial-in number is (800) 218-0204. The replay of the call will be available by 7:00 p.m. EST on Tuesday, February 10th at (800) 405-2236, passcode 567740#.

4

*Use of Non-GAAP Measures
Management believes that free cash flow is a useful measure of liquidity because it includes cash provided by operating activities as well as the impact of cash used for investment in property and equipment. However, this non-GAAP measure should be considered in addition to, not as a substitute for, or superior to net cash provided (used) by operating activities, or other financial measures prepared in accordance with GAAP. A reconciliation to the GAAP equivalents of this non-GAAP measure is contained in tabular form on the attached unaudited financial statements.

To enhance the clarity of Audible’s operating expense presentation, certain operating expenses for historical periods in the attached Statements of Operations have been reclassified to conform with newly reclassified current presentation.

About Audible.com:
Audible.com, recently named the best consumer Web service by CNet.com (April 2003), and one of the "Best of Today’s Web" by PC World (August 2002) features daily audio editions of The Wall Street Journal and The New York Times — available on a subscription basis in time for the morning drive to work each day—as well as Forbes, Harvard Business Review, Scientific American and Fast Company. The site offers a powerful collection of audiobook best sellers and classics by authors such as Tom Clancy, Stephen King, John Grisham, Mary Higgins Clark, James Patterson, the Dalai Lama, David McCullough, Stephen Hawking, William Shakespeare, Emily Dickinson and Jane Austen. There are also speeches, lectures, and on-demand radio programs including Marketplace, All Things Considered, Car Talk, Fresh Air and This American Life, and original shows such as RobinWilliams@audible.com. All of the programs at audible.com are available for computer-based playback, burning to audio CD, and on-the-go listening using numerous AudibleReady® portable digital audio players offered by leading consumer electronics and computer manufacturers.

5

About Audible, Inc.:
Audible® (www.audible.com®) is the Internet's leading premium spoken audio source. Content from Audible is downloaded and played back on personal computers, CDs, or AudibleReady® computer-based mobile devices. Audible has 40,000 hours of audio programs from more than 135 content partners that include leading audiobook publishers, broadcasters, entertainers, magazine and newspaper publishers and business information providers. Audible.com is Amazon.com's and the Apple iTunes Music Store’s pre-eminent provider of spoken word products for downloading or streaming via the Web. Additionally, the Company is strategically aligned with Random House, Inc. in the first-ever imprint to produce spoken word content specifically suited for digital distribution, Random House Audible. Among the Company's key business relationships are Apple Corp., Die Zeit, Gateway, Inc., Hewlett-Packard Company, Microsoft Corporation, palmOne, Inc., PhatNoise Inc., RealNetworks, Inc., Roxio, Inc., Sony Electronics, Texas Instruments Inc., and VoiceAge Corp.

Audible, www.audible.com, Audible Otis, AudibleListener, and AudibleReady are registered trademarks of Audible, Inc. and all are part of the family of Audible, Inc. trademarks.

Other product or service names mentioned herein are the trademarks of their respective owners.

This press release contains information about Audible, Inc. that is not historical fact and may be deemed to contain forward-looking statements about the company. Actual results may differ materially from those anticipated in any forward-looking statements as a result of certain risks and uncertainties, including, without limitation, Audible’s limited operating history, history of losses, uncertain market for its services, and its inability to license or produce compelling audio content and other risks and uncertainties detailed in the company’s Securities and Exchange Commission filings.

-more-

6

AUDIBLE INC.
COMPARATIVE STATEMENTS OF OPERATIONS

	Three months ended

	December 31,	September 30,

	2003	2003

	(unaudited)	(unaudited)
Revenue, net:
Consumer content	$5,607,316	$4,789,921
Services	25,651	20,337

Total content and services	5,632,967	4,810,258
Hardware	177,062	136,198
Other	16,126	16,126

Total revenue, net	5,826,155	4,962,582

Operating expenses:
Cost of content and services revenue	1,884,174	1,331,162
Cost of hardware revenue	579,898	444,544
Operations	996,290	960,695
Technology and development	1,145,797	1,198,418
Marketing	898,110	1,038,313
General and administrative	558,918	867,025

Total operating expenses	6,063,187	5,840,157

Loss from operations	(237,032)	(877,575)

Other income, net	10,268	5,171

Loss before state income tax benefit	(226,764)	(872,404)

State income tax benefit	250,408	-

Net income (loss)	23,644	(872,404)

Accrued dividends on convertible preferred stock	(4,462,066)	(454,197)
Preferred stock discount	-	(1,444,444)

Total dividends	(4,462,066)	(1,898,641)

Net loss applicable to common shareholders	$(4,438,422)	$(2,771,045)

Basic and diluted net loss per common share	$(0.13)	$(0.09)

Weighted average common shares outstanding	33,044,472	31,023,059

7

AUDIBLE INC.
STATEMENTS OF OPERATIONS

	Three months ended		Year ended
	December 31,		December 31,

	2003	2002	2003	2002

	(unaudited)		(unaudited)

Revenue, net:
Consumer content	$5,607,316	$3,497,801	$18,489,821	$10,939,871
Services	25,651	47,874	104,569	347,816

Total content and services	5,632,967	3,545,675	18,594,390	11,287,687
Hardware	177,062	196,908	665,584	931,785
Other	16,126	49,106	64,504	150,067

Total revenue, net	5,826,155	3,791,689	19,324,478	12,369,539

Operating Expenses:
Cost of content and services revenue	1,884,174	1,355,601	5,318,919	4,904,245
Cost of hardware revenue	579,898	664,346	2,085,254	2,717,542
Operations	996,290	992,712	3,843,311	3,742,713
Technology and Development	1,145,797	1,187,068	4,784,648	4,997,860
Marketing	898,110	2,703,499	4,494,702	11,107,981
General and administrative	558,918	563,188	2,633,031	2,485,434

Total operating expenses	6,063,187	7,466,414	23,159,865	29,955,775

Loss from operations	(237,032)	(3,674,725)	(3,835,387)	(17,586,236)

Other income, net	10,268	8,759	25,451	85,158

Loss before state income tax benefit	(226,764)	(3,665,966)	(3,809,936)	(17,501,078)

State income tax benefit	250,408	313,580	250,408	313,580

Net income (loss)	23,644	(3,352,386)	(3,559,528)	(17,187,498)

Accrued dividends on convertible preferred stock	(4,462,066)	(350,778)	(5,656,894)	(1,365,720)
Preferred stock discount	-	-	(1,444,444)	-

Total dividends	(4,462,066)	(350,778)	(7,101,338)	(1,365,720)

Net loss applicable to common shareholders	$(4,438,422)	$(3,703,164)	$(10,660,866)	$(18,553,218)

Basic and diluted net loss
per common share	$(0.13)	$(0.12)	$(0.34)	$(0.61)

Weighted average common shares outstanding	33,044,472	30,969,079	31,520,112	30,508,217

8

AUDIBLE INC.
CONDENSED BALANCE SHEETS

	December 31,	December 31,
Assets	2003	2002

	(unaudited)

Current Assets
Cash and cash equivalents	$9,074,987	$2,822,080
Accounts receivable, net of allowance	245,641	189,263
Royalty advances	72,338	58,425
Prepaid expenses and other current assets	596,720	736,823
Inventory	99,936	77,262
Total current assets	10,089,622	3,883,853

Property and equipment, net	272,851	633,400
Other assets	418,524	90,805

Total Assets	$10,780,997	$4,608,058

Liabilities and Stockholders' Equity (Deficit)

Current Liabilities
Accounts payable	$526,359	$1,077,509
Accrued expenses and compensation	2,809,860	3,231,893
Royalty obligations, current	408,000	598,500
Deferred revenue and advances, current	873,520	476,053
Accrued dividends on convertible preferred stock	-	125,257

Total current liabilities	4,617,739	5,509,212

Deferred cash compensation	58,750	90,550
Royalty obligations, non current	-	25,000
Advances, non current	-	19,448

Redeemable convertible preferred stock: Series A	-	12,289,976

Stockholders' Equity (Deficit)
Convertible preferred stock: Series A	13,027,375	-
Convertible preferred stock: Series B	1,137,500	1,137,500
Common stock	450,469	316,872
Additional paid-in capital	110,207,527	98,032,967
Deferred compensation and services	(239,425)	(591,155)
Notes due from stockholders for common stock	(58,750)	(289,545)
Treasury stock at cost	(184,740)	(184,740)
Accumulated deficit	(118,235,448)	(111,748,027)

Total Stockholders' Equity (Deficit)	6,104,508	(13,326,128)

Total Liabilities and Stockholders' Equity (Deficit)	$10,780,997	$4,608,058

9

AUDIBLE INC.
CONDENSED STATEMENTS OF CASH FLOWS

	Three months ended		Year ended
	December 31,		December 31,

	2003	2002	2003	2002

	(unaudited)		(unaudited)

Cash flows from operating activities:
Net income (loss)	$23,644	$(3,352,386)	$(3,559,528)	$(17,187,498)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	94,651	294,071	498,206	1,506,815
Services rendered for common stock and warrants	251,956	1,559,775	1,136,024	6,153,998
Services rendered for preferred stock	-	92,502	-	547,500
Non-cash compensation charge	34,113	73,278	173,743	293,112
Non-cash forgiveness of notes due from stockholders for common stock	-	-	198,995	-
Non-cash bonus in satisfaction of note receivable due from stockholder	-	-	-	40,250
Deferred cash compensation	-	-	-	(3,000)
Changes in assets and liabilities:
Interest receivable on short term investments	-	-	-	1,260
Accounts receivable, net	4,952	38,447	(56,378)	(36,141)
Royalty advances	(25,674)	34,575	(13,913)	(1,743)
Prepaid expenses and other current assets	(254,552)	(217,464)	140,103	(76,891)
Inventory	100,388	321,457	(22,674)	371,958
Other assets	(89,292)	-	(327,719)	(75,000)
Accounts payable	(89,534)	(137,682)	(551,150)	(442,077)
Accrued expenses and compensation	431,306	419,003	1,077,968	1,476,605
Royalty obligations	(83,000)	(67,000)	(215,500)	(321,950)
Advances	192,629	70,899	378,019	(100,092)

Net cash provided by (used in) operating activities	591,587	(870,525)	(1,143,804)	(7,852,894)

Cash flows from investing activities:
Purchases of property and equipment	(43,678)	(4,412)	(137,657)	(149,545)

Net cash used in investing activities	(43,678)	(4,412)	(137,657)	(149,545)

Cash flows from financing activities:
Proceeds from sale of Series C preferred stock, net	-	-	5,859,772	-
Proceeds from sale of common stock, net	-	27,000	-	3,186,250
Proceeds from exercise of common stock warrants	1,237,539	-	1,237,539	-
Proceeds from exercise of common stock options	407,020	-	437,057	5,556
Payments received on notes due from stockholders for common stock	-	-	-	4,911

Net cash provided by financing activities	1,644,559	27,000	7,534,368	3,196,717

Increase (decrease) in cash and cash equivalents	2,192,468	(847,937)	6,252,907	(4,805,722)

Cash and cash equivalents at beginning of period	6,882,519	3,670,017	2,822,080	7,627,802

Cash and cash equivalents at end of period	$9,074,987	$2,822,080	$9,074,987	$2,822,080

Non-GAAP Free Cash Flow reconciliation:
Net cash provided by (used in) operating activities	$591,587	$(870,525)	$(1,143,804)	$(7,852,894)
Purchases of property and equipment	(43,678)	(4,412)	(137,657)	(149,545)

Non-GAAP Free Cash Flow	547,909	(874,937)	(1,281,461)	(8,002,439)